UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2010

McDONALD'S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald's Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, McDonald’s Europe Franchising Services S.A.R.L., McDonald’s Corporation, and McD Europe Franchising S.A.R.L (collectively, the “Company”) entered into a Transaction Settlement Agreement (the “Agreement”) with Denis Hennequin, pursuant to which the parties set forth the terms of Mr. Hennequin’s departure from the Company. As set forth in the Agreement, Mr. Hennequin resigned from his position as President, Europe effective November 30, 2010. Pursuant to the terms of the Agreement, the Company will pay Mr. Hennequin a lump sum settlement indemnity in the amount of 310,000 euro. In exchange, Mr. Hennequin is subject to confidentiality covenants and a covenant not to solicit or hire any employee of the Company or its affiliates for the two-year period following the effective date of his resignation. Mr. Hennequin also waived all claims, including for the payment of an annual bonus for 2010, against the Company and its affiliates relating to the performance and termination of his employment with the Company.

Further, the Agreement reiterates that Mr. Hennequin remains subject to the one-year non-competition restriction contained in his employment agreement. The Agreement also acknowledges that pursuant to Mr. Hennequin’s employment agreement, the terms of certain incentive awards and French law, Mr. Hennequin is entitled to: (1) 43,866 euro, which represents the remaining portion of an expatriate premium, (2), a pro-rata payout pursuant to the 2010-2012 Cash Performance Unit Plan, based on McDonald’s Corporation’s performance and payable in 2013, (3) the ability to exercise any vested stock options until February 28, 2011, provided, however, that Mr. Hennequin is prohibited from selling any underlying shares for a period of four years from the applicable grant date and (4) amounts in respect of 42 days of accrued and unused vacation.

Pursuant to the Agreement, if Mr. Hennequin fails to comply with the non-solicitation or non-compete obligations or the sale restrictions relating to his stock options, the Company will be entitled to a receive from Mr. Hennequin a payment in an amount not less than the remuneration received by Mr. Hennequin during the last six months of his employment agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99	Transaction Settlement Agreement between Denis Hennequin and the Company, dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: December 20, 2010	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President -
Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Transaction Settlement Agreement between Denis Hennequin and the Company, dated December 20, 2010